===============================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A



Date of report (Date of earliest event reported):      October 1, 1999
                                                  ------------------------


                          AFTERMARKET TECHNOLOGY CORP.
                          ----------------------------
             (Exact Name of Registrant as Specified in Its Charter)


               Delaware                    0-21803           95-4486486
    -------------------------------     ------------     ------------------
    (State or Other Jurisdiction of     (Commission      (I.R.S. Employer
    Incorporation or Organization)      File Number)     Identification No.)



    ONE OAK HILL CENTER - SUITE 400, WESTMONT, IL               60559
    ---------------------------------------------            ----------
      (Address of Principal Executive Offices)               (Zip Code)



Registrant's Telephone Number, Including Area Code:     (630) 455-6000
                                                    ----------------------



                                      NONE
                                      ----
             (Former name or address, if changed since last report)


=============================================================================

                          AFTERMARKET TECHNOLOGY CORP.

                                    FORM 8-K

Aftermarket Technology Corp. (the "Company") filed a current report on Form 8-K dated October 1, 1999 (the "Current Report") pertaining to the acquisition of substantially all the assets of All Transmission Parts, Inc. on October 1, 1999 and the expected acquisition of substantially all the assets of All Automatic Transmission Parts, Inc., an affiliate of All Transmission Parts, Inc., on or before December 1, 1999. On December 1, 1999, the Company completed the acquisition of the All Automatic Transmission Parts, Inc. assets.

At the time of the filing of the Current Report, it was impractical for the Company to provide financial statements and pro forma financial information for All Transmission Parts, Inc. and All Automatic Transmission Parts, Inc. Pursuant to the instructions for Item 7 of the Form 8-K, the Company hereby amends Item 7 of the Current Report to include the previously omitted information, as follows:

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            (a)   Financial Statements

                  1) Combined financial statements of All Transmission Parts, Inc. and All Automatic Transmission
                        Parts, Inc. at December 31, 1998 and for the year ended December 31, 1998.

                  2) Unaudited combined financial statements of All Transmission Parts, Inc. and All Automatic Transmission Parts, Inc. at September 30, 1999 and for the nine months ended September 30, 1999.

            (b)   Pro forma financial information

                  1) Unaudited proforma consolidated financial information for the Company for the year ended December 31, 1998.

                  2) Unaudited proforma consolidated financial information for the Company at September 30, 1999 and for the nine months ended September 30, 1999.

                          AFTERMARKET TECHNOLOGY CORP.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         AFTERMARKET TECHNOLOGY CORP.

Dated:  December 17, 1999

                                         By:   /s/Joseph Salamunovich
                                             ---------------------------------
                                               Joseph Salamunovich
                                                  Vice President

                       ALL TRANSMISSION PARTS, INC.
                             AND ALL AUTOMATIC
                         TRANSMISSION PARTS, INC.

                       Combined Financial Statements
                   For the Year Ended December 31, 1998
                     With Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT



The Stockholders and Board of Directors
All Transmission Parts, Inc. and
  All Automatic Transmission Parts, Inc.
Portland, Oregon

We have audited the accompanying combined balance sheets of All Transmission Parts, Inc. and All Automatic Transmission Parts, Inc. as of December 31, 1998, and the related combined statements of income, stockholders' equity and comprehensive income and cash flows for the year then ended. These financial statements are the responsibility of the Companys' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of All Transmission Parts, Inc. and All Automatic Transmission Parts, Inc. at December 31, 1998, and the combined results of their operations and their cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


PERKINS & COMPANY, P.C.

Portland, Oregon
September 27, 1999

                     ALL TRANSMISSION PARTS, INC. AND
                  ALL AUTOMATIC TRANSMISSION PARTS, INC.
                          COMBINED BALANCE SHEETS
              (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)


                                                                             DECEMBER 31,
                                                                                 1998
                                                                             ------------
ASSETS

CURRENT ASSETS:
     Cash and cash equivalents (Note 1)                                      $   1,478
     Accounts receivable, less allowance for doubtful accounts
       of $72 at December 31, 1998 and June 30, 1999                             1,555
     Investments in equity securities (Note 2)                                     149
     Inventories (Note 1)                                                        3,871
     Prepaid expenses                                                               20
     Deposits                                                                      188
     Receivable from stockholder                                                   111
     Current portion of note receivable (Note 3)                                     6
                                                                            -----------
       Total current assets                                                      7,378

PROPERTY AND EQUIPMENT (NOTES 1 AND 4)                                             623

OTHER ASSETS:
     Note receivable, less current portion (Note 3)                                 12
     Deposits                                                                        7
                                                                            -----------
                                                                                    19
                                                                            -----------
                                                                             $   8,020
                                                                            ===========



                                                                        December 31,
                                                                             1998
                                                                        ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------

CURRENT LIABILITIES:
     Accounts payable                                                  $       573
     Accrued payroll and payroll taxes                                          81
     Distributions payable to stockholder                                      312
     Warranty accrual (Note 7)                                                  70
     Current portion of note payable to related party (Note 9)                  38
                                                                       ------------
        Total current liabilities                                            1,074

NOTE PAYABLE TO RELATED PARTY (NOTE 9)                                         285

COMMITMENTS AND CONTINGENCIES
     (NOTES 5,6,7,8,10,11, AND 12)

STOCKHOLDERS' EQUITY:
     Common stock, no par value; 2,500 shares authorized,
        543.6 shares issued and outstanding                                    218
     Retained earnings                                                       6,382
     Accumulated other comprehensive income (Note 2)                            61
                                                                       ------------
                                                                             6,661
                                                                       ------------
                                                                       $     8,020
                                                                       ============



                The accompanying notes are an integral part of these combined financial statements.

                     ALL TRANSMISSION PARTS, INC. AND
                  ALL AUTOMATIC TRANSMISSION PARTS, INC.
                       COMBINED STATEMENTS OF INCOME
              (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)


                                                                      Year Ended
                                                                      December 31,
                                                                          1998
                                                                     --------------
NET SALES                                                             $   21,074

COST OF SALES                                                             14,324
                                                                     --------------

GROSS PROFIT                                                               6,750

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                               2,294
                                                                     --------------

INCOME FROM OPERATIONS                                                     4,456

OTHER INCOME (EXPENSE):
     Loss on equipment disposal                                               (1)
     Gain (loss) on sale of investments in equity securities                 (19)
     Interest income                                                          42
     Miscellaneous income                                                     40
     Interest expense                                                        (22)
                                                                     --------------
                                                                              40
                                                                     --------------
NET INCOME                                                                 4,496
                                                                     --------------

Pro forma income taxes (unaudited-Note 14)                                 1,731
                                                                     --------------
Pro forma net income (unaudited-Note 14)                              $    2,765
                                                                     ==============



                The accompanying notes are an integral part of these combined financial statements.

                     ALL TRANSMISSION PARTS, INC. AND
                  ALL AUTOMATIC TRANSMISSION PARTS, INC.
                COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                         AND COMPREHENSIVE INCOME
              (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                                                   Accumulated
                                                                      Other                                             Total
                                                 Comprehensive    Comprehensive                       Retained      Stockholders'
                                                     Income           Income        Common Stock      Earnings         Equity
                                                ----------------  ---------------- --------------- --------------- ----------------
BALANCE AT JANUARY 1, 1998                                        $           30   $         218   $       4,813   $         5,061
    Comprehensive income:
        Net income for the year                 $         4,496               --              --           4,496             4,496
    Other comprehensive income:
        Change in unrealized holding gains
           and losses (Note 2)                               31               31              --              --                31
                                                -----------------
                                                $         4,527
                                                =================
        Distributions to stockholders                                         --              --          (2,927)           (2,927)
                                                                 ----------------- --------------- --------------- ----------------

BALANCE AT DECEMBER 31, 1998                                       $          61   $         218   $       6,382   $         6,661
                                                                 ================= =============== =============== ===============


                The accompanying notes are an integral part of these combined financial statements.

                     ALL TRANSMISSION PARTS, INC. AND
                  ALL AUTOMATIC TRANSMISSION PARTS, INC.
                     COMBINED STATEMENTS OF CASH FLOWS
              (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)




                                                                             Year Ended
                                                                            December 31,
                                                                                 1998
                                                                            -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                              $   4,496
     Adjustments to reconcile net income to net cash provided by operating activities:
          Depreciation                                                             127
          Loss on sale of investments in equity securities                          19
          Loss on equipment disposal                                                 1
          Provision for bad debts                                                    7
          (Increase) decrease in:
              Accounts receivable                                                  (50)
              Inventories                                                         (894)
              Deposits                                                            (168)
              Prepaid expenses                                                      (2)
          Increase (decrease) in:
              Accounts payable                                                      (7)
              Accrued payroll and payroll taxes                                     19
              Other accruals                                                         7
                                                                            -------------
                Net cash provided by operating activities                        3,555

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of equipment                                                        (150)
     Proceeds from sale of investments in equity securities                         27
     Purchase of investments in equity securities                                  (24)
     Loan made to employee                                                         (20)
     Payments received on note receivable                                            3
                                                                            -------------
                Net cash used in investing activities                             (164)


                The accompanying notes are an integral part of these combined financial statements.

                     ALL TRANSMISSION PARTS, INC. AND
                  ALL AUTOMATIC TRANSMISSION PARTS, INC.
               COMBINED STATEMENT OF CASH FLOWS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)



                                                                         Year Ended
                                                                        December 31,
                                                                            1998
                                                                        --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Advances to stockholder                                                   201
     Distributions to stockholders                                          (2,927)
     Principal payments on note payable to related party                       (36)
                                                                        --------------
                       Net cash used in financing activities                (2,762)
                                                                        --------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                      629

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                 849
                                                                        --------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                 $   1,478
                                                                        ==============


SUPPLEMENTAL DISCLOSURES OF CASH FLOW
     INFORMATION:
        Cash paid during the year for:
            Interest                                                     $      22
            Income taxes                                                        --

NON-CASH FINANCING ACTIVITIES:
        Distributions payable to stockholder                             $     312




                The accompanying notes are an integral part of these combined financial statements.

                     ALL TRANSMISSION PARTS, INC. AND
                  ALL AUTOMATIC TRANSMISSION PARTS, INC.
                  NOTES TO COMBINED FINANCIAL STATEMENTS
              (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS - All Transmission Parts, Inc. (All Transmission) was incorporated in the State of Oregon on July 24, 1985. All Automatic Parts, Inc. (All Automatic) was incorporated in the State of Oregon on January 24, 1996. The Companies' business is the purchase and sale of new and used transmission cores and parts on a wholesale and retail basis.

PRINCIPLES OF COMBINATION - The combined financial statements include the accounts of All Transmission and All Automatic (the Companies) as a result of their common ownership and management. Significant intercompany balances and transactions have been eliminated in combination.

CONCENTRATIONS OF CREDIT RISK - The Companies grant credit to customers in the automotive industry throughout the United States. The Companies do not generally require collateral but limit their exposure by performing customer credit evaluations. The Companies also make sales to customers outside the United States, however, many of those sales are guaranteed through letters of credit. The Companies maintain cash and money market balances at several financial institutions and brokerage companies. Non-interest bearing accounts at certain institutions are insured by the Federal Deposit Insurance Corporation up to $100.

CASH EQUIVALENTS - For purposes of the Statements of Cash Flows, the Companies consider all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

INVENTORIES - Inventories are carried at the lower of cost (first-in, first-out method) or market.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost less accumulated depreciation. The costs of property and equipment are depreciated over their estimated useful lives of generally five to fifteen years using straight-line and accelerated methods.

INCOME TAX - The Companies have elected to be taxed under the provision of Subchapter S of the Internal Revenue Code. Under those provisions, the Companies do not pay federal or state corporate income taxes on their taxable income. Instead, the stockholders are liable for individual federal and state income taxes on the Companies' taxable income.

ESTIMATES - The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ADVERTISING COSTS - Advertising costs are expensed as incurred and amounted to $52 for 1998.

COMPREHENSIVE INCOME - Effective January 1, 1998, the Companies adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which establishes new rules for the reporting and display of comprehensive income and its components, however, the adoption had no effect on the Companies' net income or stockholders' equity. SFAS 130 requires unrealized gains or losses on the Companies' available for sale securities to be included in other comprehensive income.

NOTE 2 - INVESTMENTS IN EQUITY SECURITIES

The Companies investment portfolio is composed of marketable equity securities classified as available-for-sale. The following are the aggregate costs and market values of investments as of December 31, 1998:

                                               Cost               Market
                                        ----------------   -----------------
                                        $            88    $           149


The gross realized gains (losses) from the sale of marketable securities and gross unrealized holding gains are as follows for the year ended December 31, 1998:


        Gross realized losses for the year                                              $           (19)
        Gross unrealized gains at year-end                                              $            61
        Unrealized gains on investment in equity securities:
            Change in gross unrealized holding gains for the
                year                                                                    $            12
            Reclassification adjustment for losses included
                 in net income                                                                       19
                                                                                        ---------------
                                                                                        $            31
                                                                                        ===============


The cost used in determining realized gains or losses is on a specific identification basis.


NOTE 3 - NOTE RECEIVABLE

The note receivable consists of the following at December 31, 1998:


        Note receivable from an employee, payable in bi-monthly
           installments of $250 including interest at 5.9%, until paid
           in full, collateralized by real estate                                        $           18

        Less current portion                                                                          6
                                                                                        -----------------
                                                                                         $           12
                                                                                        =================

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 1998:


        Machinery and equipment                     $           406
        Office equipment                                        321
        Leasehold improvements                                  398
        Transportation equipment                                  5
                                                    -----------------
                                                              1,130
        Less accumulated depreciation                           507
                                                    -----------------
                                                    $           623
                                                    =================


NOTE 5 - RETIREMENT PLANS

The Companies contribute to a profit sharing plan for eligible employees who are 21 years of age or older with one or more years of service.

Under the profit sharing plan, the Companies may contribute up to 10% of eligible compensation. Employer contributions for 1998 were $156.


NOTE 6 - LEASE COMMITMENTS

All Transmission conducts its operations from two buildings which are leased from an affiliated company under noncancelable operating lease agreements. Monthly rent is $14 and requires All Transmission to pay for maintenance. All Automatic conducts its operations from a building which is under a noncancelable operating lease agreement through January 2001 with one five year option for renewal. Monthly rent for All Automatic is subject to annual adjustment to fair market value. Combined rent expense for 1998 was $260, which includes short-term equipment rentals. The following is a schedule of future minimum lease payments under leases that have remaining lease terms in excess of one year as of December 31, 1998:


        1999                     $           260
        2000                                 254
        2001                                  49
        2002                                  41
                                 -----------------
                                 $           604
                                 =================


All Transmission subleases a portion of its building to an unrelated party. Total rental income for 1998 was $5.


NOTE 7 - PRODUCT WARRANTIES

The Companies sell rebuilt transmissions to consumers along with repair or replacement warranties. The accompanying financial statements include a provision of $70 for estimated warranty claims based on the Companies' experience of the amount of claims actually made.

NOTE 8 - BUY-SELL AGREEMENT

The Companies and its stockholders are parties to a buy-sell agreement which requires the Companies, upon the death or retirement of any stockholder, to purchase all of his shares of the Companies' common stock to the extent that the Companies may legally purchase such shares.


NOTE 9 - RELATED PARTY TRANSACTIONS

The note payable to related party is due to the father of the stockholders in monthly installments of $5, including interest at 6.4%, until paid in full. Interest paid during 1998 on the note amounted to $22.

Principal maturities as of December 31, 1998 are as follows:


        1999                                        $            38
        2000                                                     41
        2001                                                     44
        2002                                                     46
        2003                                                     49
        Thereafter                                              105
                                                    -----------------
                                                    $           323
                                                    =================

NOTE 10 - LINE OF CREDIT

All Transmission has an unsecured line of credit agreement with a bank under which it may borrow up to $500 at the bank's prime rate (7.75% at December 31, 1998) plus 1.25%. The line expires September 1999. There were no outstanding borrowings at December 31, 1998. All Transmission had outstanding letters of credit of $188 secured by the line of credit at December 31, 1998.


NOTE 11 - PURCHASE COMMITMENTS

At December 31, 1998 All Transmission had outstanding purchase commitments which range from one to three years for new transmission parts. Such commitments were at prices not in excess of current market prices. Total purchases under the agreements were $4,514 in 1998.

Commitments as of December 31, 1998 are as follows:


        1999                  $         5,053
        2000                              526
                              -----------------
                              $         5,579
                              =================

NOTE 12 - ENVIRONMENTAL LIABILITY

All Automatic has determined that, as one of a few potentially responsible parties, it may incur a liability for environmental remediation costs resulting from substandard waste management practices that may have resulted in adverse impacts to the site leased by the Company. It is not possible to estimate the amount of such liability at this time.

NOTE 13 - SUBSEQUENT EVENTS

On July 1, 1999, All Transmission and All Automatic and Aftermarket Technology Corporation (ATC) entered into an agreement to sell substantially all the operating assets of the Companies to ATC for cash. The transaction closed on September 30, 1999. Operating liabilities of the Companies are assumed by ATC.


NOTE 14 - PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

As described in Note 1, the Companies are not subject to federal income taxes. In connection with the proposed purchase of the Companies to Aftermarket Technology Corporation (Note 13), the Companies will be subject to corporate income taxes. The Companies had combined income for income tax purposes of $4,291 for 1998. Had the Companies filed income tax returns as regular corporations for 1998, income tax expense under the provisions of Financial Accounting Standards No. 109 would have been $1,731.

The following unaudited pro forma information reflects income tax expense for the Companies as if the Companies had been subject to income taxes:


        Current:
            Federal                               $         1,459
            State                                             303
                                                  -----------------
                                                            1,762
            Deferred                                          (31)
                                                  -----------------
            Pro forma income taxes                $         1,731
                                                  =================


The pro forma provisions for income taxes for the year ended December 31, 1998 differ from the amounts computed by applying the applicable statutory federal income tax rate of (34%) to income before income taxes due to certain non-deductible expenses, and state income taxes.

The Companies' pro forma deferred income tax asset of approximately $104 as of December 31, 1998 relates principally to differences in the recognition of liability reserves and certain other temporary differences. The Companies also had pro forma deferred tax liabilities as of December 31, 1998 of approximately $25 which relate to differences between tax and financial methods of depreciation.


NOTE 15 - YEAR 2000 ISSUE (UNAUDITED)

Like other companies, the Companies could be adversely affected if the computer systems we, our suppliers or customers use do not properly process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment, etc. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Companies' operations.

                     UNAUDITED COMBINED FINANCIAL STATEMENTS
                          ALL TRANSMISSION PARTS, INC. AND
                       ALL AUTOMATIC TRANSMISSION PARTS, INC.
                             AT SEPTEMBER 30, 1999 AND
                    FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                          ALL TRANSMISSION PARTS, INC. AND
                       ALL AUTOMATIC TRANSMISSION PARTS, INC.
                          COMBINED BALANCE SHEETS - UNAUDITED
                     (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                                                      September 30,
                                                                           1999
                                                                     ---------------
ASSETS
------

CURRENT ASSETS:
   Cash and cash equivalents                                            $     1,523
   Accounts receivable, less allowance for doubtful accounts
       of $145 at September 30, 1999                                          1,756
   Inventories                                                                4,528
   Deposits                                                                     142
   Receivable from stockholder                                                1,349
   Current portion of note receivable                                             6
                                                                     ---------------
       Total current assets                                                   9,304

PROPERTY AND EQUIPMENT                                                          677

OTHER ASSETS:
   Note receivable, less current portion                                         12
   Deposits                                                                       7
                                                                     ---------------
                                                                                 19
                                                                     ---------------
                                                                        $    10,000
                                                                     ===============


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
   Accounts payable                                                     $       902
   Accrued payroll and payroll taxes                                            195
   Warranty accrual                                                              70
   Current portion of note payable to related party                              40
                                                                     ---------------
      Total current liabilities                                               1,207

NOTE PAYABLE TO RELATED PARTY                                                   259

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Common stock, no par value; 2,500 shares authorized,
      543.6 shares issued and outstanding                                       218
   Retained earnings                                                          8,316
                                                                     ---------------
                                                                              8,534
                                                                     ---------------
                                                                        $    10,000
                                                                     ===============


                       ALL TRANSMISSION PARTS, INC. AND
                    ALL AUTOMATIC TRANSMISSION PARTS, INC.
                   COMBINED STATEMENTS OF INCOME-UNAUDITED
               (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)


                                                     Nine Months Ended
                                                     September 30, 1999
                                                     ------------------
NET SALES                                               $    18,130

COST OF SALES                                                10,924
                                                     ------------------
GROSS PROFIT                                                  7,206

SELLING, GENERAL AND
     ADMINISTRATIVE EXPENSES                                  2,992
                                                     ------------------

INCOME FROM OPERATIONS                                        4,214


OTHER INCOME (EXPENSE):
     Gain on sale of investments in
         equity securities                                       53
     Interest income                                             57
     Miscellaneous income                                         5
     Interest expense                                           (13)
                                                     ------------------
                                                                102
                                                     ------------------
NET INCOME                                                    4,316
                                                     ------------------

Pro forma income taxes                                        1,662
                                                     ------------------
Pro forma net income                                    $     2,654
                                                     ==================


                       ALL TRANSMISSION PARTS, INC. AND
                    ALL AUTOMATIC TRANSMISSION PARTS, INC.
                 COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                      AND COMPREHENSIVE INCOME-UNAUDITED
               (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)


                                                         Accumulated
                                                            Other                                     Total
                                       Comprehensive     Comprehensive     Common      Retained    Stockholders'
                                          Income            Income          Stock      Earnings       Equity
                                       --------------    -------------     -------     --------    -------------
BALANCE AT DECEMBER 31, 1998                               $      61       $   218     $  6,382      $   6,661
   Comprehensive income:
      Net income for the period          $   4,316                --            --        4,316          4,316
   Other comprehensive income:
      Change in unrealized holding
         gains and losses                      (61)              (61)           --           --            (61)
                                       -----------
                                         $   4,255
                                       ===========
      Distributions to stockholders                               --            --       (2,382)        (2,382)
                                                         -----------       -------     --------    -----------

BALANCE AT SEPTEMBER 30, 1999                              $      --       $   218     $  8,316      $   8,534
                                                         ===========       =======     ========    ===========


                       ALL TRANSMISSION PARTS, INC. AND
                    ALL AUTOMATIC TRANSMISSION PARTS, INC.
                 COMBINED STATEMENTS OF CASH FLOWS-UNAUDITED
               (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)


                                                                         Nine Months Ended
                                                                         September 30, 1999
                                                                         ------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                              $    4,316
    Adjustments to reconcile net income to net cash provided by operating activities:
            Depreciation                                                            89
            Gain on sale of investments in equity securities                       (53)
            Provision for bad debts                                                 73
            (Increase) decrease in:
                 Accounts receivable                                              (275)
                 Inventories                                                      (657)
                 Deposits                                                           47
                 Prepaid expenses                                                   21
            Increase in:
                 Accounts payable                                                  330
                 Accrued payroll and payroll taxes                                 184
                                                                         ------------------
                    Net cash provided by operating activities                    4,075


CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of equipment                                                         (143)
    Proceeds from sale of investments in equity securities                         187
    Purchase of investments in equity securities                                   (46)
                                                                         -----------------
                    Net cash used in investing activities                           (2)


                       ALL TRANSMISSION PARTS, INC. AND
                    ALL AUTOMATIC TRANSMISSION PARTS, INC.
            COMBINED STATEMENTS OF CASH FLOWS-UNAUDITED (CONTINUED)
               (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)


                                                                         Nine Months Ended
                                                                         September 30, 1999
                                                                         ------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Advances to stockholder                                                    (1,621)
     Distributions to stockholders                                              (2,382)
     Principal payments on long-term debt to related party                         (25)
                                                                         ------------------
                   Net cash used in financing activities                        (4,028)
                                                                         ------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                           45

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                   1,478
                                                                         ------------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                    $    1,523
                                                                         ==================



SUPPLEMENTAL DISCLOSURES OF CASH FLOW
     INFORMATION:
        Cash paid during the period for:
           Interest                                                         $       13
           Income taxes                                                     $        0


                      ALL TRANSMISSION PARTS, INC. AND
                   ALL AUTOMATIC TRANSMISSION PARTS, INC.
            NOTES TO COMBINED FINANCIAL STATEMENTS-UNAUDITED
             (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)


NOTE 1-BASIS OF PRESENTATION AND NATURE OF OPERATIONS

All Transmission Parts, Inc. (All Transmission) was incorporated in the State of Oregon on July 24, 1985. All Automatic Parts, Inc. (All Automatic) was incorporated in the State of Oregon on January 24, 1996. The Companies' business is the purchase and sale of new and used transmission cores and parts on a wholesale and retail basis.

The combined financial statements include the accounts of All Transmission and All Automatic (the Companies) as a result of their common ownership and management. Significant intercompany balances and transactions have been eliminated in combination.

The combined balance sheet at September 30, 1999, and the combined statements of income, stockholders' equity and comprehensive income and cash flows for the nine months ended September 30, 1999, are unaudited, but include all adjustments (consisting only of normal and recurring accruals) which the Companies consider necessary for fair presentation.

The accompanying combined financial statements do not include all disclosures normally provided in annual financial statements and, therefore, should be read in conjunction with the December 31, 1998, combined financial statements.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

NOTE 2-SUBSEQUENT EVENTS

On July 1, 1999, All Transmission and All Automatic and Aftermarket Technology Corporation (ATC) entered into an agreement to sell substantially all the operating assets of the Companies to ATC for cash. The transaction closed on October 1, 1999. Operating liabilities of the Companies were assumed by ATC. The total cash purchase price sale was $40,000.

                                  AFTERMARKET TECHNOLOGY CORP.
                    UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                                  YEAR ENDED DECEMBER 31, 1998
                             (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           Dr (Cr)
                                            Aftermarket                   Pro Forma     Pro Forma     Pro Forma
                                         Technology Corp.   All Trans    Adjustments    Adj. Ref.    Consolidated
                                           --------------   ---------    -----------    ---------    ------------
Net sales                                   $ 486,773       $ 21,074      $ (1,357)        (1)         $ 506,490
Cost of sales                                 348,443         14,324        (1,340)        (1)           361,427
                                           ----------------------------------------                  -----------
Gross profit                                  138,330          6,750           (17)                      145,063

Selling, general and
    administrative expense                    109,357          2,294                                     111,651
Amortization of intangible assets               6,806             --           905        (2)              7,711
Special charges                                 8,744             --                                       8,744
                                           ----------------------------------------                  -----------

Income from operations                         13,423          4,456          (922)                       16,957

Other income (expense), net                       (41)            62           (23)       (3)                 (2)
Interest expense                               23,673             22           (22)       (4)
                                                                             3,051        (5)             26,724
                                           ----------------------------------------                  -----------

Income (loss) before income taxes
    and extraordinary items                   (10,291)         4,496        (3,974)                       (9,769)

Income tax expense (benefit)                   (3,176)         1,731        (1,583)       (6)             (3,028)
                                           ----------------------------------------                  ------------
Income (loss) before extraordinary items       (7,115)         2,765        (2,391)                       (6,741)

Extraordinary items, net of income taxes         (703)            --            --                          (703)
                                           ---------------------------------------                   -----------

Net income                                   $ (7,818)      $  2,765     $  (2,391)                     $  (7,444)
                                           ========================================                   ============
Per common share - basic:
    Income (loss) before extraordinary items $  (0.36)      $   0.14     $   (0.12)                     $   (0.34)
    Extraordinary items                         (0.03)            --            --                          (0.03)
                                           ----------------------------------------                   ------------
   Net income (loss)                         $  (0.39)      $   0.14     $   (0.12)                     $   (0.37)
                                            =======================================                   ============
Weighted average number of common shares
    outstanding                                19,986         19,986        19,986                         19,986
                                            =======================================                   ============

Per common share - diluted:
    Income before extraordinary items        $  (0.36)      $   0.14       $ (0.12)                     $   (0.34)
    Extraordinary items                         (0.03)            --            --                          (0.03)
                                           ----------------------------------------                   ------------

   Net income (loss)                         $  (0.39)      $   0.14       $ (0.12)                     $   (0.37)
                                            =======================================                   ============
Weighted average number of common and
   common equivalent shares outstanding        19,986         19,986        19,986                         19,986
                                            =======================================                   ============

SEE ACCOMPANYING NOTES FOR PRO FORMA ADJUSTMENTS.

                        Aftermarket Technology Corp.
         Notes To Consolidated Pro Forma Statements Of Income


The accompanying consolidated pro forma statements of income reflect the acquisition of All Transmission Parts, Inc. and All Automatic Transmission Parts, Inc. ("All Trans") as if the acquisition had occurred on January 1, 1998. The adjustments reflect the acquisition as follows:

(1)  Eliminates sales from All Trans to Aftermarket Technology Corp.

(2)  Reflects additional amortization expense from the goodwill recorded.

(3) Eliminates other income (loss) generated from assets not assumed in the acquisition.

(4) Eliminates interest expense on notes payable not assumed in the acquisition.

(5) Reflects additional interest expense on debt incurred in connection with the acquisition.

(6) Reflects the adjustment to income taxes as a result of the pro forma adjustments describe in these Notes.

                                    AFTERMARKET TECHNOLOGY CORP.
                            UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                       SEPTEMBER 30, 1999
                                         (IN THOUSANDS)

                                                                                               Dr (Cr)
                                                          Aftermarket                         Pro Forma     Pro Forma     Pro Forma
                                                        Technology Corp.      All Trans      Adjustments    Adj. Ref.  Consolidated
                                                        ----------------      ---------      -----------    ---------  ------------
ASSETS
Current Assets:
   Cash and cash equivalents                              $   2,099          $  1,523        $ (1,523)        (1)        $   2,099
   Accounts receivable, net                                  78,314             1,756              --                       80,070
   Inventories                                              116,156             4,528            (425)        (2)          120,259
   Prepaid and other assets                                   4,762             1,497          (1,355)        (1)            4,904
   Deferred income taxes                                     10,519                --              --                       10,519
                                                        ----------------------------------------------                   ---------
Total current assets                                        211,850             9,304          (3,303)                     217,851

Property, plant and equipment, net                           75,900               677            (466)        (2)           76,111

Debt issuance costs, net                                      4,983                --              --                        4,983
Cost in excess of net assets acquired, net                  261,928                --          36,198         (3)          298,126
Other assets                                                    455                19             (12)        (1)              462
                                                        ----------------------------------------------                   ---------
total assets                                               $ 555,116          $ 10,000        $ 32,417                   $ 597,533
                                                        ==============================================                   =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                        $ 39,442          $    902         $    --                    $  40,344
   Accrued expenses and other current liabilities            45,374               305            (190)        (1)           45,489
   Amounts due to acquired companies                          8,313                --                                        8,313
   Bank line of credit                                        1,228                --                                        1,228
   Income taxes payable                                         553                --                                          553
   Current portion of credit facility                        18,426                --              --                       18,426
                                                        ----------------------------------------------                   ---------
Total current liabilities                                   113,336             1,207            (190)                     114,353

12% Series B and D Senior Subordinated Notes                111,259                --              --                      111,259
Amount drawn on credit facility, less current portion       129,618                --          41,400         (4)          171,018
Amounts due to acquired companies, less current portion       7,606                --              --                        7,606
Note payable to related party                                    --               259            (259)        (1)               --
Deferred compensation                                         3,534                --              --                        3,534
Deferred income taxes                                        13,626                --              --                       13,626

Stockholders' equity:
     Preferred stock                                             --                --              --                           --
     Common stock                                               206               218            (218)        (5)              206
     Additional paid-in capital                             135,757                --              --                      135,757
     Retained earnings                                       42,740             8,316          (8,316)        (5)           42,740
     Accumulated other comprehensive loss                      (572)               --              --                         (572)
     Common stock held in treasury, at cost (172,000 shares) (1,994)               --                                       (1,994)
                                                        ----------------------------------------------                   ---------
Total stockholders' equity                                  176,137             8,534          (8,534)                     176,137
                                                        ----------------------------------------------                   ---------
Total liabilities and stockholders' equity                $ 555,116          $ 10,000        $ 32,417                    $ 597,533
                                                        ==============================================                   =========

                                  Aftermarket Technology Corp.
                          Notes To Condensed Pro Forma Balance Sheet


The accompanying condensed pro forma balance sheet reflects the acquisition of All Transmission Parts, Inc. and All Automatic Transmission Parts, Inc. ("All Trans") as if the acquisition had occurred on September 30, 1999. The adjustments reflect the acquisition as follows:

(1) Per the terms of the purchase agreement, certain All Trans assets and liabilities were not transferred to Aftermarket Technology Corp.

(2) Reflects adjustment to inventory and fixed assets to their approximate fair value.

(3)  Records the preliminary goodwill arising from the acquisition of All
     Trans.

(4) Reflects amount drawn on credit facility to finance the acquisition of All Trans.

(5)  Reflects elimination of prior equity of All Trans.

                                   AFTERMARKET TECHNOLOGY CORP.
                      UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                                        NINE MONTHS ENDED
                                       SEPTEMBER 30, 1999
                              (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                  Dr(Cr)
                                               Aftermarket                       Pro Forma     Pro Forma     Pro Forma
                                             Technology Corp.    AllTrans      Adjustments     Adj. Ref.    Consolidated
                                             ----------------    ---------      -----------    ---------    ------------
Net sales                                    $    418,557        $  18,130       $  (1,138)        (1)       $   435,549
Cost of sales                                     286,560           10,924          (1,118)        (1)           296,366
                                             ----------------------------------------------                 ------------
Gross profit                                      131,997            7,206             (20)                      139,183


Selling, general and
   administrative expense                          91,265            2,992                                        94,257
Amortization of intangible assets                   5,370               --             679         (2)             6,049
Special charges                                     4,000               --                                         4,000
                                             ----------------------------------------------                 ------------


Income from operations                             31,362            4,214            (699)                       34,877

Other income (expense), net                           163              115            (110)        (3)               168
Interest expense                                   19,750               13             (13)        (4)
                                                                                     2,360         (5)            22,110
                                             ----------------------------------------------                 ------------


Income before income taxes
   and extraordinary items                         11,775            4,316          (3,156)                       12,935

Income tax expense                                  4,711            1,662          (1,254)        (6)             5,119
                                             ----------------------------------------------                 ------------

Net income                                   $      7,064        $   2,654       $  (1,902)                  $     7,816
                                             ==============================================                 ============


Per common share-basic:
   Net Income                                $       0.35        $    0.13       $   (0.09)                  $      0.39
                                             ----------------------------------------------                 ------------
Weighted average number of
   common shares outstanding                       20,294           20,294          20,294                        20,294
                                             ==============================================                 ============

Per common share-diluted:
   Net Income                                $       0.33        $    0.13       $   (0.09)                  $      0.37
                                             ==============================================                 ============

Weighted average number of common and
   common equivalent shares outstanding            21,142           21,142          21,142                        21,142
                                             ==============================================                 ============


SEE ACCOMPANYING NOTES FOR PRO FORMA ADJUSTMENTS.

                                      Aftermarket Technology Corp.
                      Notes to Consolidated Pro Forma Statement of Income


The accompanying consolidated pro forma statements of income reflect the acquisition of All Transmission Parts, Inc. and All Automatic Transmission Parts, Inc. ("All Trans") as if the acquisition had occurred on January 1, 1999. The adjustments reflect the acquisition as follows:

(1)  Eliminates sales from All Trans to Aftermarket Technology Corp.

(2)  Reflects additional amortization expense from the goodwill recorded.

(3) Eliminates other income (loss) generated from assets not assumed in the acquisition.

(4) Eliminates interest expense on notes payable not assumed in the acquisition.

(5) Reflects additional interest expense on debt incurred in connection with the acquisition.

(6) Reflects the adjustment to income taxes as a result of the pro forma adjustments described in these Notes.